As filed with the Securities and Exchange Commission on May 13, 2016
                                                                                                                                         Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Echo Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	41-1649949
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

99 Wood Avenue South, Suite 302
Iselin, New Jersey 08830
(732) 201-4189
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ECHO THERAPEUTICS, INC. 2008 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Scott W. Hollander
Chief Executive Officer and President
Echo Therapeutics, Inc.
99 Wood Avenue South, Suite 302
Iselin, N.J. 08830
(732) 201-4189
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin W. Waite, Esq.
Jill T. Braunstein, Esq.
Moomjian, Waite & Coleman, LLP
100 Jericho Quadrangle, Suite 208
Jericho, New York 11753
Ph: (516) 937-5900
Fax: (516) 937-5050

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)		PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)

Common Stock, $0.01 par value	9,730,000	(3)	$1.58	$15,373,400	$1,548.10

(1)
Pursuant to Rule 416 under Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers a currently indeterminate number of additional shares of our common stock that may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of computing the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low sale prices for our common stock as reported by The NASDAQ Capital Market on May 10, 2016.

(3)
This Registration Statement represents the difference between 10,000,000 shares and the 270,000 shares registered pursuant to the Form S-8 (Registration  No. 333-164510) after the shareholders approved the stock split.  Pursuant to Instruction E of Form S-8, the filing fee is being paid only with respect to the 9,730,000 shares not previously registered.

EXPLANATORY NOTE

Echo Therapeutics, Inc. (“Echo” “we” or us”) initially filed on July 8, 2008 a Form S-8 (Registration No. 333- 152138) to register 1,700,000 shares of common stock under Echo Therapeutics, Inc. 2008 Equity Incentive Plan (the “2008 Plan”).  On January 26, 2010, Echo filed a Form S-8 (Registration No. 333-164510) to increase the number of shares of common stock registered for issuance pursuant to the 2008 Plan from 1,700,000 to 2,700,000 shares of common stock.  Our board of directors unanimously adopted, and during 2010 our shareholders approved, an amendment to the 2008 Plan (the “2008 Plan Amendment No. 2”) to increase the number of shares covered by, and reserved for issuance under, the 2008 Plan from 2,700,000 shares to 4,700,000 shares.  Our board of directors unanimously adopted, and during 2012 our shareholders approved, an amendment to the 2008 Plan (the “2008 Plan Amendment No. 3”) to increase the number of shares covered by, and reserved for issuance under, the 2008 Plan from 4,700,000 shares to 10,000,000 shares.  Our board of directors unanimously adopted, and during 2013 our shareholders approved, (i) an amendment to the Certificate of Incorporation, as amended, to effect a reverse stock split by a ratio of 1-for-10, and (ii) an amendment to our 2008 Plan to fix the aggregate number of shares of our common stock subject to the 2008 Plan (“2008 Plan Amendment No. 4) at 10,000,000 shares after giving effect to the reverse stock split.  This registration statement registers the offer and sale of the additional 9,730,000 shares of common stock available for grants under the 2008 Plan pursuant to the 2008 Plan Amendment No. 2, 2008 Plan Amendment No. 3, and 2008 Plan Amendment No. 4.  The contents of the Registrant’s Registration Statements on Form S-8, Registration No. 333-164510 and Registration No. 333-152138, filed with the Securities and Exchange Commission on January 26, 2010 and July 8, 2008 respectively, with respect to the 2008 Plan are hereby incorporated by reference into this Registration Statement pursuant to Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Echo with the Securities and Exchange Commission are incorporated by reference in this registration statement on Form S-8 (the “Registration Statement”):

•	our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 30, 2016;
•
our Current Reports on Form 8-K filed with the SEC on January 6, 2016, January 8, 2016, January 12, 2016, February 1, 2016, February 3, 2016, February 10, 2016, February 12, 2016, March 10, 2016,  March 22, 2016, April 6, 2016, April 14, 2016, April 19, 2016, and May 4, 2016; and

•
the description of our common stock contained in the Registration Statement on Form 8-A12G filed with the SEC on August 22, 1997 and November 12, 1997, which incorporates such description from the Registrant’s Registration Statement on Form SB-2 filed with the SEC on June 25, 1997, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents with the Securities and Exchange Commission. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                      Exhibits.

Reference is made to the Exhibit Index filed as part of this Registration Statement.  All exhibits have been previously filed unless otherwise noted.

Exhibit No.	Description

4.1	2008 Equity Incentive Plan is incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed April 30, 2010.

4.2	Amendment to Echo Therapeutics, Inc. 2008 Equity Incentive Plan is incorporated herein by reference to Annex B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 12, 2013.

5.1*	Opinion of Moomjian, Waite & Coleman, LLP

23.1*	Consent of BDO USA LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Moomjian, Waite & Coleman, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page)

* Filed herein

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iselin, State of New Jersey, on May 13, 2016.

ECHO THERAPEUTICS, INC. By: /s/ Scott W. Hollander Name: Scott W. Hollander Title: Chief Executive Officer and President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 13, 2016.  Each person whose signature appears below constitutes and appoints Scott W. Hollander and Alan W. Schoenbart, and each of them, with full power of substitution, his true and lawful attorney-in-fact and agent to do any and all acts and things in his name and on his behalf in his capacity indicated below which they or either of them may deem necessary or advisable to enable Echo Therapeutics, Inc. to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for him in his name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title

/s/ Scott W. Hollander Scott W. Hollander	Chief Executive Officer and President (Principal Executive Officer) and Director

/s/ Alan W. Schoenbart Alan W. Schoenbart	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Michael M. Goldberg Michael M. Goldberg	Chairman of the Board

/s/ Shepard M. Goldberg Shepherd M. Goldberg	Director

/s/ Elazer R. Edelman Elazer R. Edelman	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	2008 Equity Incentive Plan is incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed April 30, 2010.

4.2	Amendment to Echo Therapeutics, Inc. 2008 Equity Incentive Plan is incorporated herein by reference to Annex B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 12, 2013.

5.1*	Opinion of Moomjian, Waite & Coleman, LLP

23.1*	Consent of BDO USA LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Moomjian, Waite & Coleman, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page)

* Filed herein